Exhibit 99.1

PRESS RELEASE

Contact: eLoyalty Corporation Chris Min, Vice President and Chief Financial Officer (847) 582-7222 ir@eloyalty.com	eLoyalty Corporation 150 Field Drive, Suite 250 Lake Forest, Illinois 60045 www.eloyalty.com t 847.582.7000 f 847.582.7001

eLoyalty Announces Second Quarter 2008 Results

Company provides Behavioral Analytics™ update and forecasts a 5% sequential services revenue increase in Q3 2008

LAKE FOREST, IL, August 6, 2008 – eLoyalty Corporation (Nasdaq: ELOY), a leading enterprise customer relationship management (CRM) services and solutions company, today announced financial results for the second quarter ended June 28, 2008.

For the second quarter of 2008, total revenue was $22.1 million and the net loss was ($7.3) million. The net loss available to common shareholders was ($0.80) per share. eLoyalty realized an “Adjusted Earnings1” Loss of ($0.9) million for the second quarter of 2008. Adjusted Earnings is a non-GAAP measure. For a reconciliation of Adjusted Earnings Loss to operating loss, see the accompanying schedule.

The following is a summary of revenue by major component:

	Three Months Ended			Six Months Ended
(000's)	6/28/2008	6/30/2007	% Change	6/28/2008	6/30/2007	% Change
Revenue:
Managed Services	9,433	9,664	-2%	20,204	18,495	9%
Consulting Services	8,786	13,637	-36%	19,367	26,983	-28%

Services Revenue	18,219	23,301	-22%	39,571	45,478	-13%
Product	3,117	1,356	130%	4,895	5,763	-15%

Net Revenue	21,336	24,657	-13%	44,466	51,241	-13%
Reimbursed expenses	808	1,313		1,546	2,651

Total Revenue	22,144	25,970	-15%	46,012	53,892	-15%

Review of Q2 2008 Results

Second Quarter 2008 revenues were adversely impacted by two significant factors compared to First Quarter 2008:

•	$1.1 million decrease in traditional CRM Consulting revenues based on tight spending conditions at several of eLoyalty’s longstanding clients

•

$0.7 million decrease in Behavioral Analytics™ service Subscription revenues based on the Contract revision at one client; Behavioral Analytics™ Subscription revenues are forecasted to increase by $0.4 million sequentially at this client in the Third Quarter

Behavioral Analytics™ Service

eLoyalty’s Behavioral Analytics™ service converts unstructured customer interaction information into actionable business insight. This Service Line generates revenues as follows:

•	Managed Services revenues from implementing and operating its Behavioral Analytics™ service for its Deployment Customers

•	Consulting revenues from Assessments projects for prospective Deployment Customers

Behavioral Analytics™ is a new, transformational business service that is in the early stages of market adoption. In order to accelerate growth of this Service Line, eLoyalty is focused on three key strategies:

•	Building its customer base

•	Growing its sales force

•	Expanding Behavioral Analytics™ service functionality

Key Q2 highlights include:

•	Closed 3 new Deployments (including a large Utility and a prominent Blue Shield Plan)

•

Signed 5 new Assessments (including a large pharmacy benefit manager (PBM), a Retail Bank division of a very large Insurance Company, a large Utility and 2 new applications at an existing large HMO client)

•	Added 4 new Sales People

•	Significantly expanded the use of customer behavioral data to improve call routing

eLoyalty’s Behavioral Analytics™ service continues to gain traction. Based on eLoyalty’s current Backlog and Assessment activity, the company currently expects to grow its Behavioral Analytics™ Managed Services revenues significantly in the Third Quarter (see Guidance below). In addition, eLoyalty expects to increase Behavioral Analytics™ Managed Services revenues approximately 5% to 10% sequentially in the Fourth Quarter of 2008, and between 20% and 40% on a year over year basis in 2009.

Third Quarter 2008 Guidance

eLoyalty provides guidance for Services revenue only. Product revenue from the sale of third-party software and hardware can fluctuate substantially between periods and is not a primary focus of the Company’s business.

The major factors driving eLoyalty’s Third Quarter 2008 outlook include:

•	$1.1 million increase in Behavioral Analytics™ Managed Services revenues

•	$0.2 million increase in Behavioral Analytics™ Consulting revenues

•	$0.6 million decrease in Traditional CRM Consulting revenues

Based on these factors, eLoyalty currently expects its Third Quarter Services revenues will increase 5% sequentially to approximately $19.1 million.

Furthermore, eLoyalty expects to make significant progress transforming its revenue and business model in the Third Quarter of 2008, as evidenced by the following:

•	Approximately 55% of Services revenues are expected to come from Managed Services, up from 44% in the third quarter of 2007

•	Approximately 70% of Services revenues are expected to come from Behavioral Analytics™ and ICS Service Lines, up from 60% in the third quarter of 2007

Conference Call Information

eLoyalty management will host a conference call at 5:00 p.m. ET on Wednesday, August 6, 2008. A webcast of the conference call and slide presentation will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning approximately two hours after the call is completed until August 20, 2008, by dialing (800) 642-1687 or, for international callers, (706) 645-9291. To access the replay, participants will be required to enter the Conference ID 55184433.

About eLoyalty

eLoyalty helps its customers achieve breakthrough results with revolutionary analytics and advanced technologies that drive continuous business improvement. With a long track record of delivering proven solutions for many of the Fortune 1000, eLoyalty’s offerings include the Behavioral Analytics™ Service, Integrated Contact Solutions and Consulting Services, each of which enables focused business transformation.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and other matters that are not strictly historical in nature. These forward-looking statements are based on current management expectations, forecasts and assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that might cause such a difference include those described under “Forward-Looking Statements” and “Risk Factors” in eLoyalty’s Form 10-K, Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions and estimates only as of the date they are made, and eLoyalty Corporation undertakes no obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

1	eLoyalty presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of eLoyalty’s operations. Management believes that Adjusted Earnings reflect eLoyalty’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

eLoyalty Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Revenue:
Services	$18,219	$23,301	$39,571	$45,478
Product	3,117	1,356	4,895	5,763

Revenue before reimbursed expenses (net revenue)	21,336	24,657	44,466	51,241
Reimbursed expenses	808	1,313	1,546	2,651

Total revenue	22,144	25,970	46,012	53,892
Operating expenses:
Cost of services	13,576	15,224	26,925	29,961
Cost of product	2,423	918	3,824	4,432

Cost of revenue before reimbursed expenses	15,999	16,142	30,749	34,393
Reimbursed expenses	808	1,313	1,546	2,651

Total cost of revenue, exclusive of depreciation and amortization shown below:	16,807	17,455	32,295	37,044
Selling, general and administrative	11,234	12,089	22,677	24,527
Severance and related costs	283	—	452	—
Depreciation and amortization	1,092	948	2,055	1,721

Total operating expenses	29,416	30,492	57,479	63,292

Operating loss	(7,272)	(4,522)	(11,467)	(9,400)
Interest and other income (expense), net	4	591	82	918

Loss before income taxes	(7,268)	(3,931)	(11,385)	(8,482)
Income tax provision	(16)	(6)	(49)	(2)

Net loss	(7,284)	(3,937)	(11,434)	(8,484)
Dividends related to Series B preferred stock	(325)	(363)	(649)	(729)

Net loss available to common stockholders	$(7,609)	$(4,300)	$(12,083)	$(9,213)

Basic net loss per common share	$(0.80)	$(0.52)	$(1.31)	$(1.13)

Diluted net loss per common share	$(0.80)	$(0.52)	$(1.31)	$(1.13)

Shares used to calculate basic net loss per share	9,454	8,203	9,258	8,119

Shares used to calculate diluted net loss per share	9,454	8,203	9,258	8,119

Stock-based compensation, primarily restricted stock, included in individual line items above:
Cost of services	$1,640	$260	$2,000	$556
Selling, general and administrative	3,346	2,195	6,768	5,506
Severance and related costs	—	—	45	—

eLoyalty Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	June 28, 2008	December 29, 2007
ASSETS:
Current Assets:
Cash and cash equivalents	$13,507	$21,412
Restricted cash	3,655	2,455
Receivables, (net of allowances of $82 and $110)	11,975	11,322
Prepaid expenses	10,587	8,465
Other current assets	1,278	1,074

Total current assets	41,002	44,728
Equipment and leasehold improvements, net	7,321	7,391
Goodwill	2,643	2,643
Intangibles, net	764	828
Other long-term assets	4,007	4,461

Total assets	$55,737	$60,051

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$4,720	$2,997
Accrued compensation and related costs	4,005	5,555
Unearned revenue	13,701	11,772
Other current liabilities	3,866	3,783

Total current liabilities	26,292	24,107
Long-term unearned revenue	5,321	7,416
Other long-term liabilities	2,267	1,625

Total liabilities	33,880	33,148

Redeemable Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 3,631,547 and 3,745,070 shares issued and outstanding with a liquidation preference of $19,169 and $19,768 at June 28, 2008 and December 29, 2007, respectively	18,521	19,100
Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 10,640,381 and 9,885,458 shares issued at June 28, 2008 and December 29, 2007; and 10,485,348 and 9,735,492 outstanding at June 28, 2008 and December 29, 2007, respectively	106	99
Additional paid-in capital	178,056	172,483
Accumulated deficit	(169,982)	(158,548)
Treasury stock, at cost, 155,033 and 149,966 shares at June 28, 2008 and December 29, 2007	(1,174)	(2,731)
Accumulated other comprehensive loss	(3,670)	(3,500)

Total stockholders’ equity	3,336	7,803

Total liabilities and stockholders’ equity	$55,737	$60,051

eLoyalty Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Six Months Ended
	June 28, 2008	June 30, 2007
Cash Flows from Operating Activities:
Net loss	$(11,434)	$(8,484)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,055	1,721
Stock-based compensation	8,813	6,062
Provision for uncollectible amounts	(10)	152
Changes in assets and liabilities:
Receivables	(647)	(1,492)
Prepaid expenses	(1,099)	(3,720)
Other assets	(343)	635
Accounts payable	1,706	2,049
Accrued compensation and related costs	(1,386)	722
Unearned revenue	(209)	6,765
Other liabilities	(488)	(693)

Net cash (used in) provided by operating activities	(3,042)	3,717

Cash Flows from Investing Activities:
Capital expenditures and other	(435)	(2,191)

Net cash used in investing activities	(435)	(2,191)

Cash Flows from Financing Activities:
Acquisition of treasury stock	(2,459)	(2,307)
Increase in restricted cash	(1,200)	(14)
Payment of Series B dividends	(669)	(737)
Proceeds from stock compensation and employee stock purchase plans	211	214
Principal payments under capital lease obligations	(332)	—
Other	—	24

Net cash used in financing activities	(4,449)	(2,820)

Effect of exchange rate changes on cash and cash equivalents	21	(164)

Decrease in cash and cash equivalents	(7,905)	(1,458)
Cash and cash equivalents, beginning of period	21,412	31,645

Cash and cash equivalents, end of period	$13,507	$30,187

Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$1,487	$—
Capital equipment purchased on credit	1,487	—
Change in net unrealized security gain	(142)	—
Supplemental Disclosures of Cash Flow Information:
Cash refunded for income taxes, net	$—	$1,155
Interest paid	(241)	—

eLoyalty Corporation

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
GAAP — Operating loss	$(7,272)	$(4,522)	$(11,467)	$(9,400)
Add back (reduce) the effect of:
Stock-based compensation	4,986	2,455	8,768	6,062
Severance and related costs	283	—	452	—
Depreciation and amortization	1,092	948	2,055	1,721

Adjusted earnings measure — income (loss)	$(911)	$(1,119)	$(192)	$(1,617)